As filed with the Securities and Exchange Commission on June 5, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE TORO COMPANY

 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-0580470 (I.R.S. Employer Identification Number)

8111 Lyndale Avenue South

Bloomington, Minnesota 55420

(Address of Registrant’s Principal Executive Office) (Zip Code)

The Toro Company 2000 Directors Stock Plan

(Full title of the plan)

Timothy P. Dordell

Vice President, Secretary and General Counsel

The Toro Company

8111 Lyndale Avenue South

Bloomington, Minnesota  55420

(952) 888-8801

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies requested to:

Amy E. Culbert, Esq.

Oppenheimer Wolff & Donnelly LLP

45 South Seventh Street, Suite 3300

Minneapolis, Minnesota  55402-1509

(612) 607-7287

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	65,000 shares	$31.98	$2,078,700.00	$116.00
(1)

The number of shares of Common Stock stated above represents an increase in the total number of shares reserved for issuance under The Toro Company 2000 Directors Plan (the “Plan”). An aggregate of 455,000 shares have been previously registered under Registration Statement on Form S-8 (File No. 333-57198). In addition, the maximum number of shares of Common Stock that may be issued under the Plan is subject to adjustment in accordance with certain provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), to the extent additional shares of Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices of the Common Stock, as reported by the New York Stock Exchange on June 1, 2009

STATEMENT UNDER GENERAL INSTRUCTION E—
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed by The Toro Company (the “Registrant”) pursuant to General Instruction E of Form S-8 and relates to the Registrant’s earlier Registration Statement on Form S-8 (No. 333-57198), filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2001, as amended by the Registrant’s Post-Effective Amendment No. 1 to Form S-8 (No. 333-57198), filed with the Commission on June 2, 2003, and by the Registrant’s Post-Effective Amendment No. 2 to Form S-8 (No. 333-57198), filed with the Commission on May 21, 2008.  Under that earlier Registration Statement, the Registrant registered shares of its common stock, par value $1.00 per share (the “Common Stock”), to be offered and sold in connection with The Toro Company 2000 Directors Stock Plan (the “Plan”).  Following a 2-for-1 stock split with a record date of April 1, 2003, and a second 2-for-1 stock split with a record date of March 28, 2005, and the decrease in shares by the Registrant’s Post-Effective Amendment No. 2 to Form S-8 (No. 333-57198), the total number of shares, on an after-split basis, authorized to be offered and sold in connection with the Plan was 455,000.  The contents of Registrant’s Registration Statement No. 333-57198, as amended by Registrant’s Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 are incorporated by reference in this Registration Statement.

Amendment to Increase Authorized Shares

On March 18, 2009, the shareholders of the Registrant approved an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan from 455,000 to 520,000, subject to adjustment to reflect changes in the corporate or capital structure of Registrant, including but not limited to stock splits, stock dividends or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the instructions to Form S-8, this Registration Statement omits the information specified in Part I of the Registrant’s Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The rules of the Commission allow the Registrant to incorporate by reference information into this Registration Statement.  This means that the Registrant may disclose important information to you by referring you to another document.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 (File No. 1-8649);

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 30, 2009 (File No. 1-8649);

(c)                                  The Registrant’s Current Report on Form 8-K filed on February 27, 2009 (File No. 1-8649);

(d)                                 The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2009 (File No. 1-8649); and

(e)                                 The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions (File No. 1-8649).

In addition, all documents filed with the Commission by the Company (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

The opinion of counsel as to the legality of the securities being registered, which is Exhibit 5.1 to this Registration Statement, is rendered by Timothy P. Dordell, Vice President, Secretary and General Counsel of the Registrant.  Mr. Dordell owns or has rights to acquire an aggregate of less than 0.01% of the Registrant’s outstanding Common Stock.

Item 8.  Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of The Toro Company (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated June 17, 2008, Commission File No. 1-8649)

4.2	Amended and Restated Bylaws of The Toro Company (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K dated June 17, 2008, Commission File No. 1-8649).

4.3	Specimen Form of Common Stock Certificate (incorporated by reference to Exhibit 4(c) to Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 1, 2008, Commission File No. 1-8649).

4.4

Indenture dated as of January 31, 1997, between The Toro Company and First National Trust Association, as Trustee, relating to The Toro Company’s June 15, 2007 and its 7.80% Debentures due June 15, 2027 (incorporated by reference to Exhibit 4(a) to Registrant’s Current Report on Form 8-K for June 24, 1997, Commission File No. 1-8649).

4.5

Indenture dated as of April 20, 2007, between The Toro Company, as issuer, and The Bank of New York Trust Company, N.A., as Trustee, relating to The Toro Company’s 6.625% Notes due May 1, 2037 (incorporated by reference to Exhibit 4.3 to Registrant’s Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on April 23, 2007, Registration No. 333-142282).

4.6

First Supplemental Indenture dated as of April 26, 2007, between The Toro Company, as issuer, and The Bank of New York Trust Company, N.A., as Trustee, relating to The Toro Company’s 6.625% Notes due May 1, 2037 (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated April 23, 2007, Commission File No. 1-8649).

4.7	Form of The Toro Company 6.625% Note due May 1, 2037 (incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K dated April 23, 2007, Commission File No. 1-8649).

5.1	Opinion of Counsel Regarding Legality (filed herewith)

23.1	Consent of Counsel (included as part of Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (filed herewith)

99.1

The Toro Company 2000 Directors Stock Plan (As Amended March 18, 2009) (incorporated by reference to Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2009 (filed June 5, 2009), Commission File No. 1-8649)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on June 5, 2009.

THE TORO COMPANY
(Registrant)

By:	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Hoffman	Chairman of the Board, President and	June 5, 2009
Michael J. Hoffman	Chief Executive Officer and Director
(principal executive officer)

/s/ Stephen P. Wolfe	Vice President, Finance and	June 5, 2009
Stephen P. Wolfe	Chief Financial Officer
(principal financial officer)

/s/ Blake M. Grams	Vice President,	June 5, 2009
Blake M. Grams	Corporate Controller
(principal accounting officer)

/s/ Timothy P. Dordell	Directors	June 5, 2009

Timothy P. Dordell
As attorney in fact for Robert C. Buhrmaster, Winslow H. Buxton, Janet K. Cooper, Gary L. Ellis, Katherine J. Harless, Robert H. Nassau, Gregg W. Steinhafel, Inge G. Thulin and Christopher A. Twomey

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	Restated Certificate of Incorporation of The Toro Company.	Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated June 17, 2008, Commission File No. 1-8649.

4.2	Amended and Restated Bylaws of The Toro Company.	Incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K dated June 17, 2008, Commission File No. 1-8649.

4.3	Specimen Form of Common Stock Certificate.	Incorporated by reference to Exhibit 4(c) to Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 1, 2008, Commission File No. 1-8649.

4.4

Indenture dated as of January 31, 1997, between The Toro Company and First National Trust Association, as Trustee, relating to The Toro Company’s June 15, 2007 and its 7.80% Debentures due June 15, 2027.

Incorporated by reference to Exhibit 4(a) to Registrant’s Current Report on Form 8-K for June 24, 1997, Commission File No. 1-8649.

4.5	Indenture dated as of April 20, 2007, between The Toro Company, as issuer, and The Bank of New York Trust Company, N.A., as Trustee, relating to The Toro Company’s 6.625% Notes due May 1, 2037.	Incorporated by reference to Exhibit 4.3 to Registrant’s Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on April 23, 2007, Registration No. 333-142282.

4.6

First Supplemental Indenture dated as of April 26, 2007, between The Toro Company, as issuer, and The Bank of New York Trust Company, N.A., as Trustee, relating to The Toro Company’s 6.625% Notes due May 1, 2037.

Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated April 23, 2007, Commission File No. 1-8649.

4.7	Form of The Toro Company 6.625% Note due May 1, 2037.	Incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K dated April 23, 2007, Commission File No. 1-8649.

5.1	Opinion of Counsel Regarding Legality	Filed herewith.

23.1	Consent of Counsel	Included as part of Exhibit 5.1.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm	Filed herewith.

24.1	Power of Attorney	Filed herewith.

Exhibit No.	Description	Method of Filing
99.1	The Toro Company 2000 Directors Stock Plan (As Amended March 18, 2009)	Incorporated by reference to Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2009 (filed June 5, 2009), Commission File No. 1-8649.